                                                                    Exhibit 10.1



                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                         MIDLAND ACQUISITION CORPORATION


                                       AND


                      WEST CAPITAL FINANCIAL SERVICES CORP.





                                   Dated as of

                                  May 11, 2000

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS...........................................................      1

         1.1      DEFINITIONS...................................................      1

ARTICLE 2 PURCHASE AND SALE OF ACQUIRED ASSETS..................................      5

         2.1      Purchase and Sale of Acquired Assets; Purchase Price..........      5
         2.2      Assumption of Liabilities.....................................      5
         2.3      The Closing...................................................      5
         2.4      Allocation....................................................      5
         2.5      Transfer Fees and Taxes.......................................      5
         2.6      Precautionary Security Interest...............................      5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BUYER...............................      6

         3.1      Organization of the Buyer.....................................      6
         3.2      Authorization of Transaction..................................      6
         3.3      Noncontravention; No Consents.................................      6
         3.4      MCM Stock.....................................................      6
         3.5      Brokers' Fees.................................................      7
         3.6      No Reliance...................................................      7

ARTICLE 4 CONDUCT PENDING THE CLOSING...........................................      7

         4.1      General.......................................................      7
         4.2      Notices and Consents..........................................      8
         4.3      Operation of the Acquired Assets..............................      8
         4.4      Preservation of Business......................................      8
         4.5      Full Access...................................................      8
         4.6      Legend........................................................      8

ARTICLE 5 CONDITIONS AND CLOSING................................................      9

         5.1      Conditions to Obligation of the Buyer.........................      9
         5.2      Conditions to Obligation of the Seller........................     10
         5.3      Closing.......................................................     11

ARTICLE 6 TERMINATION...........................................................     11

         6.1      Termination of Agreement......................................     11
         6.2      Effect of Termination.........................................     11

ARTICLE 7 POST-CLOSING COVENANTS................................................     11

         7.1      Post Closing Covenants........................................     11
         7.2      General.......................................................     12
         7.3      Litigation Support............................................     12
         7.4      Confidentiality...............................................     12
         7.5      Use of Name...................................................     13

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
         7.6      Website.......................................................     13
         7.7      Employee Matters..............................................     13
         7.8      Audit.........................................................     13
         7.9      Seller Actions................................................     13
         7.10     Transition Clerical Services..................................     13
         7.11     Maintenance of Corporation Formalities........................     14
         7.12     Compliance with Securities Laws...............................     14

ARTICLE 8 INDEMNIFICATION.......................................................     14

         8.1      Indemnification Provisions for Benefit of the Seller..........     14
         8.2      Matters Involving Third Parties...............................     14

ARTICLE 9 MISCELLANEOUS.........................................................     15

         9.1      Press Releases and Public Announcements.......................     15
         9.2      No Third-Party Beneficiaries..................................     15
         9.3      Entire Agreement..............................................     16
         9.4      Succession and Assignment.....................................     16
         9.5      Counterparts..................................................     16
         9.6      Headings......................................................     16
         9.7      Notices.......................................................     16
         9.8      Governing Law.................................................     17
         9.9      Waiver of Jury Trial..........................................     17
         9.10     Amendments and Waivers........................................     17
         9.11     Severability..................................................     17
         9.12     Expenses......................................................     17
         9.13     Construction..................................................     17
         9.14     Effect of Closing Over Unsatisfied Conditions.................     18
         9.15     Incorporation of Exhibits and Schedules.......................     18
         9.16     Specific Performance..........................................     18

Exhibit 1.3         Required Consents
Exhibit 1.4         Required Notices
Exhibit 2.1         Acquired Assets
Exhibit 2.1-19      Assigned Licenses
Exhibit 2.2         Assumed Liabilities
Exhibit 2.4         Tax Allocation
Exhibit 3.2         Transaction Documents
Exhibit 5.3         Closing Procedures
Exhibit 5.3(A)      Bill of Sale
Exhibit 5.3(B)      Registration Rights Agreement
Exhibit 5.3(C)      Opinion of Buyer's Counsel
Exhibit 5.3(D)      Opinion of Seller's Counsel
Exhibit 5.3(E)      Acceptance Agreements
Exhibit 5.3(F)      MCM Guaranty
Exhibit 5.3(G)      Assumption Agreement
Exhibit 5.3(H)      Seller Release
Exhibit 5.3(I)      Investment Certificate


[Listed exhibits are omitted. The Company agrees to furnish supplementally these exhibits to the SEC upon request.]

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT ("Agreement") is entered into as of this 11th day of May, 2000, by and between MIDLAND ACQUISITION CORPORATION, a Delaware corporation (the "Buyer"), and WEST CAPITAL FINANCIAL SERVICES CORP., a California corporation (the "Seller"). The Buyer and the Seller are sometimes referred to collectively herein as the "Parties."

         This Agreement contemplates a transaction in which the Buyer will purchase certain specified assets and assume certain specified liabilities of the Seller on the terms and in return for the consideration hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                    ARTICLE 1
                                   DEFINITIONS

1.1      Definitions

         "Acceptance Agreements" means the Acceptance Agreements in the forms attached hereto as Exhibit 5.3(E).

         "Acquired Assets" means all of Seller's right, title, and interest in and to the assets set forth on Exhibit 2.1 hereto.

         "Assigned Licenses" means the licenses, permits and agreements used as of the date of this Agreement for the operation of the Acquired Assets (other than collection licenses or permits issued by foreign, federal, state or local governments and other than the Excluded Leases), including, without limitation, the licenses, permits and agreements identified on Exhibit 2.1-19 attached hereto.

         "Assumed Liabilities" means only the obligations and liabilities of the Seller set forth on Exhibit 2.2 attached hereto, but in every event excluding the Excluded Liabilities.

         "Assumption Agreement" means the Assumption Agreement in the form attached hereto as Exhibit 5.3(G).

         "Bill of Sale" means the Bill of Sale in the form attached hereto as
Exhibit 5.3(A).

         "Buyer" has the meaning set forth in the preface above.

         "Buyer's Closing Certificate" means the certificate delivered by the Buyer pursuant to Section 5.1.6.

         "CGCL" means the California General Corporation Law as in effect as of the Closing Date.

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         "Closing" means the consummation of the Transaction.

         "Closing Date" means the date of the Closing.

         "Closing Date Schedule of Receivables" means the schedule in substantially the form of the Schedule of Receivables, dated as of two (2) business days prior to the Closing Date.

         "Closing Procedures" means the actions, performance and procedures for the Closing attached hereto as Exhibit 5.3.

         "Commercially Reasonable Efforts" means efforts which are commercially reasonable; provided, however, that such efforts shall not require the Seller to pay any consideration or provide any other value, other than administrative costs and expenses.

         "Confidential Information" means any information concerning the businesses and affairs of the Parties that is not already generally available to the public.

         "Employee Schedule" means the list of all employees of Seller as of the date of this Agreement, a copy of which has been delivered to the Buyer.

         "Excluded Leases" means (i) that certain Self Storage Rental Agreement between the Seller and A Aardvark Self Storage, dated May 22, 1997, (ii) the Rental Agreements between the Seller and Associated Storage-Karny Mesa, dated
(A) August 5, 1997 (with respect to storage space number 439), and (B) June 5, 1998 (with respect to storage space number 71); and (iii) Lease, dated April 24, 2000, by and between Seller and Cor-O-Van for the storage and management of business records.

         "Excluded Liabilities" means any and all Liabilities of Seller, other than the Assumed Liabilities, including, without limitation, and without the effect of limiting or narrowing the scope of this definition: (i) other than as set forth on Exhibit 2.2, any and all legal fees and expenses of any kind of Seller; (ii) any Liabilities of the Seller or any of its affiliates to SunAmerica Inc., West Capital Receivables Corporation I, WCFSC Special Purpose Corporation, WCFSC Special Purpose Corporation II, WCFSC Consumer Receivables Recovery Trust 1995-1, Jopco Management Services, Corect LLC, Daiwa Finance Corporation, Norwest Bank Minnesota, N.A., or any of their stockholders, directors, officers, employees, agents or affiliates; (iii) any Liabilities of the Seller or any of its affiliates to Michael Joplin or Raechelle Joplin; (iv) any Liabilities of the Seller or any of its affiliates to any shareholder of the Seller; (v) the Excluded Leases, and (vi) other than as set forth on Exhibit 2.2, any Liabilities arising out of or from any pending or threatened action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

         "Fairness Opinion" means the letter dated May 10, 2000 from Duff & Phelps, LLC and addressed to a Special Committee of the board of directors of Seller regarding the Transaction.

         "Intellectual Property" means all copyright, trademark, trade name, patent, patent applications, practices and procedures and other license agreements and confidential business information (including ideas, know how, production processes and techniques, specifications, and customer and supplier lists) used in the operation of, or in any way related or attached as an interest to, the Acquired Assets, including any and all of the Seller's right, title and interest in

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
the name "West Capital Financial Services Corp.," or any variation of that name, and "Encore Solutions," or any variation of that name.

         "Investment Certificate" means the Subscription Agreement in the form attached hereto as Exhibit 5.3(I).

         "Lease" means the Agreement, dated as of September 24, 1994, as amended by that certain Extension to Standard Industrial Lease, dated April 13, 2000, by and between Seller and Transcontinental Realty Investors, a California Business Trust, for the premises located at 5775 Roscoe Court, San Diego, California 92123.

         "Liability" or "Liabilities" means any liability, obligation, responsibilities, duty or claim (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, currently existing or hereafter arising), including, without limitation, any liability for Taxes.

         "Lien" means any mortgage, pledge, lien (statutory or other), hypothecation, assignment, encumbrance, charge, preference, priority, security interest or any limitation or restriction on ownership, use, transfer or assignment, any of which is by contract, statute or by operation of any law.

         "Loss" means, to the extent actually incurred, any and all damages, penalties, fines, costs, liabilities, obligations, Taxes, Liens, losses, expenses, and fees, including reasonable attorney's fees and expenses and any court, arbitration or mediation costs or expenses arising from or relating to any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees or rulings.

         "MCM" means MCM Capital Group, Inc., a Delaware corporation.

         "MCM Guaranty" means the Guaranty in the form attached hereto as
Exhibit 5.3(F).

         "MCM Stock" means 375,000 shares of the common stock, $0. 01 par value per share, of MCM.

         "Opinion of Buyer's Counsel" means an opinion of counsel issued by Squire, Sanders & Dempsey L.L.P., as counsel to Buyer and MCM, in the form attached hereto as Exhibit 5.3(C).

         "Opinion of Seller's Counsel" means an opinion of counsel issued by Baker & McKenzie, as counsel to Seller, in the form attached hereto as Exhibit 5.3(D).

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization, or other entity or organization, including a governmental entity (or any department, agency, or political subdivision thereof).

         "Purchase Price" has the meaning set forth in Section 2.1 below.

         "Purchased Receivables" means the receivables comprising the 3 pools of receivables that are part of the Acquired Assets, whether or not they are included in the Schedule of

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Receivables, including without limitation any rights of the Seller under any contract, promissory note or obligation that was accepted, entered into or received by the Seller with respect to such receivables as part of Seller's collection procedures.

         "Receivable Purchase Agreements" means the following agreements:

                  1. JV-W1 Purchase Agreement, dated May 19, 1997 by and between Seller and Bader Financial Services, LLC, nominee for Joint Venture W1;

                  2. Purchase and Sale Agreement, dated September 30, 1997 by and between Seller and Business Office Services, Inc.; and

                  3. Receivable Purchase Agreement, dated December 17, 1997, by and between Seller and Monogram Credit Card Bank of Georgia.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement in the form attached hereto as Exhibit 5.3(B).

         "Required Consents" means the third party consents set forth on Exhibit
1.3 attached hereto.

         "Required Notices" means the notices to third parties set forth on
Exhibit 1.4 attached hereto.

         "Schedule of Receivables" means the Schedule of Receivables regarding the Purchased Receivables delivered to the Buyer on or about the date of this Agreement.

         "SEC" means the United States Securities and Exchange Commission.

         "Security Purchase Agreement" means that certain Security Purchase Agreement dated as of even date herewith by and between MCM and SunAmerica.

         "Seller" has the meaning set forth in the preface above.

         "Seller Release" means the Release in the form attached hereto as
Exhibit 5.3(H).

         "Servicer Supplement" means a supplement to that certain Servicing Agreement dated as of January 29, 1998 among Seller, as Servicer, West Capital Receivables Corporation I, as Borrower and Norwest Bank Minnesota, National Association, as Collateral Agent in the form reasonably acceptable to the Buyer and the Seller.

         "SunAmerica" means SunAmerica Inc., a Delaware corporation.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code Section 59A), customs duties, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto.

         "Transaction" means the transactions governed by this Agreement and the other Transaction Documents.

         "Transaction Documents" means this Agreement and the other documents, agreements and certificates identified on Exhibit 3.2 hereto.

         "Transfer Fee and Taxes" means any and all transfer and assumption fees and Taxes arising out of the sale and transfer of the Acquired Assets pursuant to this Agreement.


         "Trust Receivables Purchase Agreement" means the Trust Receivables Purchase Agreement in the form attached as Exhibit B to the Security Purchase Agreement.


                                   ARTICLE 2
                      PURCHASE AND SALE OF ACQUIRED ASSETS

         2.1 Purchase and Sale of Acquired Assets; Purchase Price. Subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, assign and deliver to the Buyer, all of the Acquired Assets, at the Closing in exchange for (i) the MCM Stock, and (ii) the assumption by the Buyer of the Assumed Liabilities (collectively, the "Purchase Price").

         2.2 Assumption of Liabilities. The Buyer will assume, from and after the Closing Date, the Assumed Liabilities. The Buyer will not assume, nor in any way be liable for, any Excluded Liabilities.

         2.3 The Closing. The Closing shall take place at the offices of Squire, Sanders & Dempsey L.L.P., 40 North Central Avenue, 27th Floor, Phoenix, Arizona 85004, and shall occur, unless this Agreement is earlier terminated, on the business day after the satisfaction of the conditions in Article 5, or at such other location or time as the Seller and the Buyer may agree.

         2.4 Allocation. The Parties agree that the Buyer shall allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in the manner set forth on Exhibit 2.4. Such allocation shall be reported by the Buyer and the Seller on Internal Revenue Service Form 8594, Asset Acquisition Statement, which will be filed with the Buyer's and the Seller's Federal Income Tax Return for the tax year that includes the Closing Date. To the extent not specified above, the Parties further agree to coordinate their accounting for the transaction.

         2.5      Transfer Fees and Taxes. Buyer shall pay all Transfer Fees and
                  Taxes.

         2.6 Precautionary Security Interest. It is the intention of the Seller that the transfer and assignment set forth in Section 2.1 above shall constitute a sale of the Acquired Assets conveyed thereby from the Seller to the Buyer, and the beneficial interest in and title to the Acquired Assets conveyed pursuant to Section 2.1 shall not constitute property or interests in property of, under applicable bankruptcy law, the Seller after the Closing Date. If, under applicable bankruptcy law or non-bankruptcy law the Transaction is avoided, voided, unwound, rescinded, reversed, or it is otherwise vitiated by a court of competent jurisdiction in any applicable bankruptcy or non-bankruptcy proceeding, then it is the intention of the Seller that this Agreement constitute a security agreement (as defined in the Uniform Commercial Code ("UCC") as in effect in the State of Arizona) under the UCC, and the Seller hereby grants to the

Buyer, on the terms and conditions of this Agreement, a perfected first priority security interest in and against all of the Seller's right, title and interest in the Acquired Assets conveyed pursuant to Section 2.1 now existing and hereafter acquired for the purpose of securing: (i) the Buyer's payment of the Purchase Price and all other valuable consideration hereunder for the Acquired Assets, including, without limitation, the MCM Stock and the amount of the Assumed Liabilities ; and (ii) all other obligations of the Seller contained in this Agreement and the Transaction Documents.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         The Buyer represents, warrants and covenants to the Seller that the statements contained in this Article 3 are correct and complete as of the date of this Agreement. All of the representations, warranties and covenants contained in this Article 3 shall survive for one year following the Closing Date (except for the representations, warranties and covenants contained in Sections 3.4 and 3.6 which shall survive indefinitely).

         3.1 Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted.

         3.2 Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the other Transaction Documents to which Buyer is or will be a party and to perform its obligations hereunder and thereunder. This Agreement and the other Transaction Documents to which Buyer is or will be a party have each been duly authorized by all necessary action on the part of Buyer. This Agreement has been, and the other Transaction Documents to which Buyer is or will be a party will upon Closing be, duly executed and delivered by the Buyer. This Agreement constitutes, and the other Transaction Documents to which Buyer is or will be a party will each constitute, the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles and rules of law governing specific performance or estoppel, and except to the extent that injunctive or other equitable relief is within the discretion of a court of competent jurisdiction.

         3.3 Noncontravention; No Consents. Neither the execution and the delivery of this Agreement or the other Transaction Documents to which Buyer is or will be a party, nor the consummation of the Transaction or the performance of Buyer's obligations hereunder or thereunder, will violate, breach or result in a default under (i) any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or (ii) any provision of Buyer's charter or bylaws or (iii) any agreement to which Buyer is a party or by which it is bound. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or any Person in order for the Buyer to consummate the Transaction in compliance with this Agreement and the Transaction Documents.

         3.4 MCM Stock. The MCM Stock has been duly authorized, and prior to the Closing will be, validly issued, fully paid, non-assessable, and validly existing, free and clear of any

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Liens, other than restrictions on transfer as provided under securities law.
Upon Closing, the Buyer will transfer to Seller, and the Seller will own, the MCM Stock free and clear of any Liens, other than restrictions on transfer as provided in the Registration Rights Agreement or under securities law.

         3.5 Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transaction (i) for which the Seller could become liable or obligated, or (ii) which could result in a Lien against the Acquired Assets.


         3.6 No Reliance. BUYER ACKNOWLEDGES AND AGREES THAT (A) SELLER MAKES NO REPRESENTATION OR WARRANTY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY, (B) THE ACQUIRED ASSETS ARE BEING SOLD "AS IS, WHERE IS" AND (C) SELLER HEREBY DISCLAIMS ANY IMPLIED REPRESENTATION OR WARRANTY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY CONCERNING THE VALUE OR CONDITION OF THE ACQUIRED ASSETS. Buyer is a wholly-owned subsidiary of MCM. Buyer and MCM are engaged in the same or similar businesses as Seller. Buyer and MCM are sophisticated, experienced and knowledgeable with respect to the business to which the Acquired Assets, the Assumed Liabilities and the Transaction relate. Buyer has such information as it deemed adequate concerning the Acquired Assets, the Assumed Liabilities, and the business and financial condition of the Seller and its affiliates in order to make an informed decision regarding the Transaction. Buyer has not relied upon Seller or any of Seller's shareholders, creditors, officers, directors, employees, servants, agents, attorneys, consultants or other representatives or advisors (collectively, the "Seller Related Parties") to disclose any information (the "Information") regarding or relating to the Acquired Assets, the Assumed Liabilities or the business or financial condition of Seller or its affiliates in deciding to enter into and consummate the Transaction with Seller. Buyer (a) agrees that neither Seller nor any Seller Related Party shall have any liability whatsoever to Buyer with respect to the non-disclosure of any Information, whether before or after the date hereof, (b) irrevocably waives and releases all claims which Buyer might otherwise have with respect to the non-disclosure of the Information, whether before or after the date hereof, (c) expressly releases Seller and each Seller Related Party from any and all liabilities arising from Buyer's inability to review the Information and such person's knowledge of the Information, and
(d) agrees that it does not have, nor will it ever have, any right to assert, and it will not assert, any claim of any sort against Seller, any Seller Related Party or any other person arising from or related to Buyer's inability to review the Information and such person's knowledge of the Information. Buyer acknowledges that Seller is relying on this Section 3.6 in engaging in the Transaction and would not engage in the Transaction in the absence of this
Section 3.6.

                                   ARTICLE 4
                           CONDUCT PENDING THE CLOSING

         Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         4.1 General. Each of the Parties will use Commercially Reasonable Efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the Transaction (including satisfaction, but not waiver, of the Closing conditions set forth in Article 5 below).

         4.2 Notices and Consents. The Seller will give any Required Notices, and the Seller shall use Commercially Reasonable Efforts to obtain any Required Consents. Each of the Parties will give any Required Notices to, and use Commercially Reasonable Efforts to obtain any Required Consents of, governments and governmental agencies that are necessary or required in order to consummate the Transaction.

         4.3 Operation of the Acquired Assets. Except with respect to the effect of the receipt of payments relating to the Purchased Receivables accepted by the Seller or other actions taken in the ordinary course, the Seller will not engage in any practice, take any action, or enter into any transaction except those that are reasonably necessary (i) for the preservation of the Acquired Assets, (ii) to continue its customary and normal operations and use of the Acquired Assets, and (iii) to comply with all applicable laws, rules, and regulations.

         4.4 Preservation of Business. The Seller will keep the Acquired Assets intact, except with respect to the effect of the receipt of payments relating to the Purchased Receivables accepted by the Seller or other actions taken in the ordinary course, including its present use and operation thereof, and use Commercially Reasonable Efforts to maintain its relationships with licensors, suppliers, customers, and employees related to the Acquired Assets.

         4.5 Full Access. The Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all of the Seller's premises, properties, personnel, books, records (including Tax records), contracts, and documents of, or pertaining to, the Acquired Assets.

         4.6 Legend. The Buyer and the Seller covenant and agree that the shares of MCM Stock that constitute a part of the Purchase Price will bear the following legend until the shares are registered pursuant to the Registration Rights Agreement or Seller receives an opinion of counsel satisfactory to Buyer that the legend may be removed:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ACCEPTING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN ACCORDANCE WITH ANY OTHER EXEMPTION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS UPON THE DELIVERY OF A LEGAL OPINION, REASONABLY SATISFACTORY TO THE ISSUER, TO THE FOREGOING EFFECT. THE TRANSFER OF THE SECURITIES IS ALSO RESTRICTED UNDER THE TERMS OF A REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF MCM CAPITAL GROUP, INC.

         4.7 Employee Offers. Prior to the Closing, Buyer or an affiliate of Buyer shall extend offers of employment to all employees of Seller consistent with Section 7.7 hereof.

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
                                   ARTICLE 5
                             CONDITIONS AND CLOSING

         5.1 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing pursuant to Section 6.3 is subject to satisfaction of the following conditions:

                  5.1.1 an event shall not have occurred after the date of this Agreement that has a material adverse affect on or material change to (i) the Acquired Assets taken as a whole, (ii) the Seller's ability to perform pursuant to this Agreement or any Transaction Document to which it is party, or
(iii) the amount of Assumed Liabilities as it relates to the amount of unrestricted cash of the Seller;

                  5.1.2 the Seller shall have performed and complied, in all material respects, with all of its covenants hereunder through the Closing;

                  5.1.3 All required Required Consents shall have been obtained, that the failure to obtain would have a material adverse affect on (i) the ownership or use by the Seller of the Acquired Assets; or (ii) MCM's ownership or rights with respect to the Acquired Assets, as defined in the Security Purchase Agreement, or (iii) MCM's ownership or rights with respect to the Transferred Property as defined in the Trust Receivables Purchase Agreement.

                  5.1.4 Seller shall have provided to Buyer (for filing or delivery as part of the Closing) all necessary UCC-2 termination notices and releases for any Liens (other than the Assumed Liabilities) against the Acquired Assets existing as of the Closing Date;

                  5.1.5 no action, suit, or proceeding shall be pending (or overtly threatened against the Buyer or with respect to the Acquired Assets or the Transaction) before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or restrict consummation of any of the Transaction, (ii) cause any aspect of the Transaction to be rescinded, unwound or reversed in whole or in part following consummation, (iii) affect adversely the right of the Buyer to own, use, operate, sell, assign or transfer any of the Acquired Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); or
(iv) as a result of the Transaction would impose any liability on the Buyer for any of the Excluded Liabilities.

                  5.1.6 the Seller shall have delivered to the Buyer, evidence reasonably satisfactory to the Buyer, that Seller has complied in all respects with the provisions of (i) the CGCL related to a "sale-of-assets reorganization" (as defined in Section 181 of the CGCL), including, but not limited to, compliance with Chapters 12 and 13 of the CGCL relating to board of director and shareholder approval and dissenter's rights, and (ii) the bulk transfer laws of California;

                  5.1.7 Buyer shall have received all documents it is entitled to receive under the Closing Procedures;

                  5.1.8 the Fairness Opinion shall continue to be effective and shall not have been rescinded, modified or withdrawn;

                  5.1.9 all conditions in Section 5.2 shall have been either satisfied or waived by the Seller;

                  5.1.10 Daiwa shall have entered into or be unconditionally obligated (other than the Closing of this Transaction) to enter into the Servicer Supplement;

                  5.1.11 SunAmerica shall be unconditionally committed (other than the Closing of this Transaction) to perform pursuant to the Security Purchase Agreement and upon such performance and performance by MCM, MCM shall acquire title to the Acquired Assets as defined in Security Purchase Agreement free of any Liens;

                  5.1.12 All parties other than MCM shall be unconditionally committed (other than the closing of this Transaction and the consummation of the transactions governed by the Security Purchase Agreement) to perform pursuant to the Trust Receivables Purchase Agreement and upon such performance and performance by MCM, MCM shall acquire title to the Transferred Property, as defined in the Trust Receivables Purchase Agreement, free of any Liens; and

                  5.1.13 and MCM shall have the unconditional obligation (other than the Closing of this Transaction and the consummation of the transactions governed by the Security Purchase Agreement) to purchase the Transferred Property as defined in and pursuant to the Trust Receivables Purchase Agreement.

The Buyer may waive any condition (or any portion of any condition) specified in this Section 5.1 if it executes a writing so stating and delivers it to the Buyer at or prior to the Closing.

         5.2 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  5.2.1 the representations, warranties and covenants set forth in Article 3 shall be true and correct in every respect as of the Closing Date and the Buyer shall have delivered to the Seller a certificate to that effect;

                  5.2.2 the Buyer shall have performed and complied, in all material respects, with all of its covenants hereunder through the Closing;

                  5.2.3 no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent or restrict consummation of the Transaction;

                  5.2.4 Seller shall have received all documents it is entitled to receive under the Closing Procedures;

                  5.2.5 the Fairness Opinion shall continue to be effective and shall not have been rescinded, modified or withdrawn;

                  5.2.6 all conditions in Section 5.1 shall have been either satisfied (or waived by the Buyer);

                  5.2.7 all conditions in Section 5.1 of the Security Purchase Agreement (other than the Closing of this Transaction) shall have been either satisfied (or waived by MCM);

                  5.2.8 Daiwa shall have entered into or be unconditionally obligated (other than the Closing of this Transition) to enter into the Servicer Supplement;

                  5.2.9 MCM shall have the unconditional obligation (other than the Closing of this Transaction and the consummation of the transactions governed by the Security Purchase Agreement) to purchase the Transferred Property as defined in and pursuant to the Trust Receivables Purchase Agreement; and

                  5.2.10 there shall not have been a material adverse change in the amount of the Excluded Liabilities.

The Seller may waive any condition specified in this Section 5.2 if it executes a writing so stating and delivers it to the Seller at or prior to the Closing.


         5.3 Closing. Upon satisfaction of the conditions or applicable waiver by the appropriate party in Sections 5.1 and 5.2, the Buyer and Seller shall unconditionally and timely perform pursuant to the Closing Procedures applicable to such Party.

                                    ARTICLE 6
                                   TERMINATION

         6.1 Termination of Agreement. Either of the Parties may terminate this Agreement as provided below:

                  6.1.1 the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (i) if Seller has breached any material covenant contained in this Agreement in any material respect, if such breach is not cured within 3 days after notice of the breach, or (ii) if the Closing shall not have occurred on or before May 25, 2000 (or such later date, acceptable to Buyer in its sole discretion), by reason of the failure of any condition precedent under Section 5.1 hereof.

                  6.1.2 the Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (i) if Buyer has breached any material representation, warranty or covenant contained in this Agreement in any material respect, if such breach is not cured within 3 days after notice of the breach, or (ii) if the Closing shall not have occurred on or before May 25, 2000 (or such later date, acceptable to Seller in its sole discretion), by reason of the failure of any condition precedent under Section
5.2 hereof.

         6.2 Effect of Termination. Notwithstanding the termination of this Agreement, the confidentiality provisions provided in Sections 7.4 and 9.1 of this Agreement shall survive.

                                    ARTICLE 7
                             POST-CLOSING COVENANTS

         7.1 Post Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

         7.2      General.

                  7.2.1 If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each Party will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (except as otherwise set forth herein) provided that if such further action is required because of a party's failure to originally perform pursuant to Section 5.3 of this Agreement, then such action shall be at the sole cost and expense of such party that failed to originally perform.

                  7.2.2 Seller shall provide the Buyer, on the Closing Date, at 5775 Roscoe Court, San Diego, California, with a copy of all Assigned Licenses and other documents or information included in the Acquired Assets, and the Seller, on an ongoing basis, shall deliver to the Buyer, as soon as commercially practicable after receipt, any and all bills, payments, notices and any other documents related to the Acquired Assets or the Assumed Liabilities. The Buyer, on an ongoing basis, shall deliver to the Seller, as soon as commercially practicable after receipt, all bills, payments, notices and any other documents related to any Excluded Liabilities or other assets or operations of Seller. Each party agrees to provide the other with reasonable access, upon reasonable notice, to such personnel, documents, books, records, agreements, and financial data related to the Acquired Assets and Assumed Liabilities and Excluded Liabilities, and other assets and operations of the Seller as may be reasonably requested.

         7.3 Litigation Support. In the event and for so long as either party is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand by or against any third party in connection with (i) any transaction contemplated under this Agreement or any of the Transaction Documents, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Acquired Assets, Assumed Liabilities, Excluded Liabilities, and other assets and operations of the Seller, the other party will cooperate with such party and its counsel in the pursuit, contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the pursuit, contest or defense, all at the sole cost and expense of the requesting party (unless the Seller is the requesting party and the Seller is entitled to indemnification therefor under Article 8).

         7.4 Confidentiality. Each Party shall treat and hold confidential all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement. In the event that either Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Party will (to the extent legally permitted) notify the other Party promptly of the request or requirement so that the other Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7.4. If, in the absence of a protective order or the receipt of a waiver hereunder, such Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Party may disclose the Confidential Information to the tribunal; provided, however, that such Party shall use Commercially Reasonable Efforts to obtain, at the reasonable request of the other Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall reasonably designate.

         7.5 Use of Name. Within 15 business days after the Closing Date, Seller will cease using the name "West Capital Financial Services Corp." and any variation of that name, in any way or manner other than as requested or approved in writing by Buyer, in its sole discretion.

         7.6 Website. Seller will arrange for the discontinuance of its website located at http://www.westcap.com within 15 days following the Closing Date.

         7.7 Employee Matters. Buyer or an affiliate of Buyer shall extend and honor offers of employment to all of the Seller's employees contemporaneously with the Closing on terms substantially similar in the aggregate to the terms of employment by the Seller (except policies, procedures and benefits with respect to such offer will be that of Buyer or such affiliate of Buyer) provided that such policies, procedures and benefits shall have such terms as are necessary not to violate the Worker Adjustment and Retraining Notification Act ("WARN")). Without expanding the scope of any other covenant in this Agreement, this Section 7.8 is solely for the benefit of the Seller and no employee of the Seller shall be a third-party beneficiary hereof. To the extent such employees accept such offer, the Buyer or such affiliate of Buyer, to the extent not prohibited under WARN, shall be under no obligation to provide credit for prior service with the Seller for any purpose, including, without limitation, employee plans and vacation policies of Buyer or such affiliate of Buyer. Buyer or such affiliate of Buyer will timely serve all necessary WARN notices. Buyer agrees to defend, indemnify and hold harmless Seller from and against any Losses in connection with or arising out of or resulting from or incident to WARN caused by any action of the Buyer.

         7.8 Audit. If the Buyer is required to disclose pro forma or historical financial statements for Seller or any of its subsidiaries, for any period of time prior to the Closing Date, the Seller shall (i) request of PriceWaterhouseCoopers that it assist (at Buyer's expense) in the preparation thereof, and (ii) permit the Buyer and its officers, employees, accountants, counsel, financial advisors and other representatives, to have reasonable access, during normal business hours and upon reasonable advance notice, to the properties, books and records of the Seller and its affiliates relating to the Seller.

         7.9      Seller Actions. Seller will not:

                  7.9.1 File, or consent to the filing of, any action, demand, claim or proceeding or make any assertion or allegation that (i) challenges the validity of the Transaction, including, without limitation, the amount of consideration paid by the Buyer, the value of the Acquired Assets, or the effect thereof on the creditors or shareholders of Seller; (ii) alleges that the consideration given by the Buyer in connection with the Transaction was not adequate or that any aspect of the Transaction constituted a fraudulent conveyance or fraudulent transfer under applicable bankruptcy or non-bankruptcy law; (iii) asserts the lack or insufficiency of any approval or consent to the Transaction; or (iv) asserts that the Transaction or any aspect of the Transaction Documents to which it is a party are not enforceable against Seller;

                  7.9.2 assert that the Buyer did not acquire title to the Acquired Assets; or

                  7.9.3 assert that the Acquired Assets were not acquired by the Buyer free and clear of any Liens (other than the Assumed Liabilities).

         7.10 Transition Clerical Services. For the six-month period following the Closing, Buyer agrees (at Buyer's sole expense) to perform and provide Seller with reasonably required technical and administrative, clerical service, assistance and support functions (the "Services") in a manner consistent with the Seller's past practices. The Parties recognize that the Services may include services which, by their nature, are more effectively to be provided by affiliates of the Buyer or to affiliates of Seller. The Buyer shall, to the extent required in order for its affiliates to provide such Services, cause its affiliates to provide such Services hereunder as if such affiliates were themselves parties hereto. "Services" includes, without limitation, accounting, treasury, information gathering, document and file retrieval, clerical human resource services for prior employees of Seller, and data processing services. At Seller's option, Buyer will continue to provide such services subsequent to the initial six-month period for up to two three-month periods immediately following the initial six-month period if so requested in writing by Seller at least 10 days prior to the expiration of the first six-month period, or if extended, at least 10 days prior to the expiration of the first three-month period. In performance of these clerical services, Buyer (i) is not required to interact in any way with any party other than Seller, (ii) is not an agent of Seller, and (iii) is not acting as a fiduciary to Seller. Buyer will only be liable for its services under this Section 7.10 for its willful misconduct.

         7.11 Maintenance of Corporation Formalities. For so long as Seller exists as a corporation, Seller will continue to observe required corporate formalities for as long as Seller continues to exist. For purposes of this section, "corporate formalities" includes, but is not limited to, maintaining a board of directors, maintaining required officers, and conducting board of directors and shareholder meetings, as required by its Articles of Incorporation, its bylaws, and California General Corporation Law.

         7.12 Compliance with Securities Laws. The Seller is acquiring the shares of MCM Stock for its own account for investment and not with a view to the distribution or other disposition thereof and will not distribute, sell or otherwise dispose of any of the shares of MCM Stock except in compliance with the Securities Act of 1933, as amended (the "Securities Act"). The seller understands and agrees that the shares of MCM Stock have not been registered under the Securities Act and may be resold (which resale is not now contemplated) only if registered pursuant to the provisions thereunder or if an exemption from registration is available.

                                    ARTICLE 8
                                 INDEMNIFICATION

         8.1 Indemnification Provisions for Benefit of the Seller. For purposes of this Section 8.1, all references to Seller include Seller, its shareholders, officers, directors, employees and agents. The Buyer agrees to indemnify and hold harmless the Seller from and against the entirety of any Loss the Seller may suffer resulting from, arising out of, or relating to or caused by:

                  8.1.1 Any breach of any representation, warranty or covenant of Buyer contained in Article 3;

                  8.1.2 Any claim by a third party resulting from, arising out of, or relating to or caused by (I) the manner in which Buyer operates the Acquired Assets after the Closing Date or (ii) Buyer's failure to pay or perform any of the Assumed Liabilities.

         8.2      Matters Involving Third Parties.

                  8.2.1 If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article 8, then the Indemnified

Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  8.2.2 Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days (or sooner if required in connection with such Third Party Claim) after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party in accordance with this
Article 8 for such Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  8.2.3 So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.2.2 above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  8.2.4 If the Indemnifying Party, by the fifteenth day (or sooner if required in connection with such Third Party Claim) after receipt of notice of any Third Party Claim does not elect to defend against such claim, the Indemnified Party will have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party; provided, however, that the Indemnified Party shall not settle or compromise such claim without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities.

         9.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, and except for the enforcement of any indemnification rights granted to the respective shareholders, officers, directors, employees and agents of Buyer and Seller under Article 8.

         9.3 Entire Agreement. This Agreement and the Exhibits hereto (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, in the sole and absolute discretion of such other Party.

         9.5 Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.7 Notices. All notices, requests, demands, claims, and other communications hereunder must be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given, if not earlier received, on the second business day after it is sent by certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         Prior to Closing Date:                               After Closing Date:
         If to the Seller:

         West Capital Financial Services Corp.       Address to be provided at Closing
         5775 Roscoe Court
         San Diego, California  92123
         Attn:  Robin Pruitt
         E-mail: rpruitt@westcap.com

         Copy to:                                    Copy to:

         Baker & McKenzie                            Baker & McKenzie
         101 West Broadway, 12th Floor               101 West Broadway, 12th Floor
         San Diego, California 92101                 San Diego, California  92101
         Attn: Ali Mojdehi                           Attn:  Ali Mojdehi
         E-mail:  ali.m.m.mojdehi@bakernet.com       E-mail:  ali.m.m.mojdehi@bakernet.com

         If to the Buyer:

         Midland Acquisition Corporation             Midland Acquisition Corporation
         4302 East Broadway Road                     4302 East Broadway Road
         Phoenix, Arizona 85040                      Phoenix, Arizona  85040
         Attn: Gregory G. Meredith                   Attn: Gregory G. Meredith
         E-mail: gmeredith@azmcm.com                 E-mail: gmeredith@azmc.com

         Copy to:

         Squire, Sanders & Dempsey L.L.P.            Squire, Sanders & Dempsey L.L.P.
         Two Renaissance Square                      Two Renaissance Square
         40 North Central Avenue, Suite 2700         40 North Central Avenue, Suite 2700
         Phoenix, Arizona  85004                     Phoenix, Arizona  85004
         Attn:  Timothy W. Moser, Esq.               Attn:  Timothy W. Moser, Esq.
         E-mail:  tmoser@ssd.com                     E-mail:  tmoser@ssd.com

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

         9.9 Waiver of Jury Trial. The Buyer and the Seller hereby knowingly, voluntarily, and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with, this Agreement, any other Transaction Documents or related to the Acquired Assets, Assumed Liabilities or the Excluded Liabilities, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Buyer or the Seller. This provision is a material inducement for the Buyer and the Seller entering into this Agreement.

         9.10 Amendments and Waivers. No amendment of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         9.12 Expenses. Except to the extent included in the Assumed Liabilities, each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         9.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this

Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         9.14 Effect of Closing Over Unsatisfied Conditions. If Buyer elects to proceed with the Closing over any failure of any condition or breach of any covenant of the Seller, such condition or breach shall be deemed to be waived, and as a result Buyer will each be deemed to fully release and forever discharge the Seller on account of all claims, demands or charges (known or unknown) with respect to the such condition or breach and any facts or circumstances giving rise to or in respect thereof.

         9.15 Incorporation of Exhibits and Schedules. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

         9.16 Specific Performance. Each of the Parties acknowledges and agrees that the other Party will be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

                   (BALANCE OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        WEST CAPITAL FINANCIAL SERVICES CORP.,

                                        a California corporation



                                        By:  /s/ Carl C. Gregory III
                                           -------------------------------------

                                        Title:         CEO
                                              ----------------------------------
                                                                      ("Seller")



                                        MIDLAND ACQUISITION CORPORATION, a
                                        Delaware corporation



                                        By:   /s/ Eric Kogan
                                           -------------------------------------

                                        Title:   Chairman of the Board
                                              ----------------------------------
                                                                       ("Buyer")